EX-99.906CERT

CERTIFICATION

Gregory Skidmore, Trustee and President/Chief Executive Officer Adam Snitkoff, Treasurer/Chief Financial Officer/Principal Accounting Officer of Collaborative Investment Series Trust (the “Registrant”), does certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2021 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Trustee and President/Chief Executive Officer

Treasure/Chief Financial Officer/Principal Accounting Officer

Collaborative Investment Series Trust

Collaborative Investment Series Trust

/s/Gregory Skidmore

/s/Adam Snitkoff

Gregory Skidmore

Adam Snitkoff

Date: March 7, 2022

Date: March 7, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Collaborative Investment Series Trust and will be retained by Collaborative Investment Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.